                                                               EXHIBIT 10.30

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY THREE ASTERISKS ENCLOSED BY BRACKETS AND UNDERLINED. THE CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.










                       COLLABORATIVE RESEARCH, DEVELOPMENT

                              AND LICENSE AGREEMENT

                                     BETWEEN

                           EPOCH PHARMACEUTICALS INC.,

                                       AND

                             SPECIALTY LABORATORIES.

                       COLLABORATIVE RESEARCH, DEVELOPMENT

                              AND LICENSE AGREEMENT


        THIS COLLABORATIVE RESEARCH, DEVELOPMENT AND LICENSE AGREEMENT (this "Agreement"), entered into as of May 9, 2000 (the "Effective Date") by and between EPOCH PHARMACEUTICALS INC., a Delaware corporation (doing business as Epoch Biosciences) with offices at 12277 134th Court N.E. #110, Redmond, Washington ("Epoch") and SPECIALTY LABORATORIES, a California corporation, with offices at 2211 Michigan Avenue, Santa Monica, California ("Specialty Laboratories").

                              W I T N E S S E T H:

        WHEREAS, Epoch has developed DNA sequence detection systems for use in specified TaqMan Assays; and

        WHEREAS, Specialty Laboratories is engaged in the research, development and marketing of assays for the detection of human leukemias; and

        WHEREAS, Epoch and Specialty Laboratories desire to enter into a collaborative relationship to conduct research with the goal of developing improved sequence detection probes for use in specified TaqMan Assays for the detection of human leukemias.

        NOW, THEREFORE, in consideration of the foregoing and the covenants and premises contained in this Agreement, the parties agree as follows:

        1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

                1.1 "PRE-COLLABORATION EPOCH KNOW-HOW" shall mean all tangible or intangible know-how, trade secrets, inventions (whether or not patentable), data, preclinical and clinical results, physical, chemical or biological material, and other information and data on or relating to Epoch Probes that Epoch owns, controls or to which it has a license with the right to sublicense on the Effective Date.

                1.2 "PRE-COLLABORATION EPOCH PATENTS" shall mean, to the extent useful in the Field, all foreign and domestic: (a) patents existing as of the Effective Date or issued during the Research Term; and (b) patents issuing from patent applications that are pending as of the Effective Date or during the Research Term (including provisionals, divisionals, continuations and continuations-in-part of such applications); and (c) substitutions, extensions, reissues, renewals and inventors certificates relating to the foregoing patents, which Epoch owns or controls or to which Epoch has a license (with the right to sublicense). Pre-Collaboration Epoch Patents existing as of the Effective Date include the patents and applications listed in EXHIBIT B attached hereto.

                1.3 "PRE-COLLABORATION EPOCH TECHNOLOGY" shall mean the Pre-Collaboration Epoch Patents and the Pre-Collaboration Epoch Know-How.

                1.4 "COLLABORATION EPOCH KNOW-HOW" shall mean all tangible or intangible know-how, trade secrets, inventions (whether or not patentable), data, preclinical and clinical results, physical, chemical or biological material, and other information and data on or relating to Epoch

Probes that is independently developed by Epoch during the Research Term and, in each case, any replication or any part of such information or material.

                1.5 "COLLABORATION EPOCH PATENTS" shall mean any patents solely owned by Epoch pursuant to Section 9.1.

                1.6 "COLLABORATION EPOCH TECHNOLOGY" shall mean the Collaboration Epoch Patents and the Collaboration Epoch Know-How.

                1.7 "EFFECTIVE EPOCH PROBES" shall mean any Epoch Probe that demonstrates the requisite activity levels in the TaqMan Assays pursuant to the Research Plan.

                1.8 "AFFILIATE" shall mean any company or entity controlled by, controlling, or under common control with a party hereto and shall include any company of which greater than fifty percent (50%) of whose voting stock or participating profit interest is owned or controlled, directly or indirectly, by a party, and any company which owns or controls, directly or indirectly, greater than fifty percent (50%) of the voting stock of a party.

                1.9 "PRE-COLLABORATION SPECIALTY LABORATORIES KNOW-HOW" shall mean all tangible or intangible know-how, trade secrets, inventions (whether or not patentable), data, preclinical and clinical results, physical, chemical or biological material, and other information and data on or relating to Epoch Probes that Specialty Laboratories owns, controls or to which it has a license with the right to sublicense on the Effective Date.

                1.10 "PRE-COLLABORATION SPECIALTY LABORATORIES PATENTS" shall mean, to the extent useful in the Field, all foreign and domestic: (a) patents existing as of the Effective Date or issued during the Research Term; and (b) patents issuing from patent applications that are pending as of the Effective Date or during the Research Term (including provisionals, divisionals, continuations and continuations-in-part of such applications); and (c) substitutions, extensions, reissues, renewals and inventors certificates relating to the foregoing patents, which Specialty Laboratories owns or controls or to which Specialty Laboratories has a license (with the right to sublicense). Pre-Collaboration Specialty Laboratories Patents existing as of the Effective Date include the patents and applications listed in EXHIBIT B attached hereto.

                1.11 "PRE-COLLABORATION SPECIALTY LABORATORIES TECHNOLOGY" shall mean the Pre-Collaboration Specialty Laboratories Patents and the Pre-Collaboration Specialty Laboratories Know-How.

                1.12 "COLLABORATION SPECIALTY LABORATORIES KNOW-HOW" shall mean all tangible or intangible know-how, trade secrets, inventions whether or not patentable, data, preclinical and clinical results, physical, chemical or biological material, and other information and data on or relating to all Epoch Probes that are independently developed by Specialty Laboratories or its Affiliates during the Research Term and, in each case, any replication or any part of such information or material.

                1.13 "COLLABORATION SPECIALTY LABORATORIES PATENTS" shall mean any patents solely owned by Specialty Laboratories pursuant to Section 9.1.

                1.14 "COLLABORATION SPECIALTY LABORATORIES TECHNOLOGY" shall mean the Collaboration Specialty Laboratories Patents and the Collaboration Specialty Laboratories Know-How.

                1.15 "COLLABORATION" shall mean the programs of collaborative research and development under this Agreement for the discovery, selection, synthesis, investigation, and preclinical and clinical development of Epoch Probes for use in the Field.

                1.16 "JOINT COLLABORATION KNOW-HOW" shall mean any and all tangible or intangible know-how, trade secrets, inventions (whether or not patentable), data, preclinical and clinical results, physical, chemical or biological material, and other information and data that is (a) useful for purposes of the Collaboration and/or that relates to Epoch Probes or Collaboration Epoch Probes, and (b) that is derived from or developed pursuant to activities undertaken by both parties, including their consultants or collaborators in the conduct of the Collaboration, and, in each case, any replication or any part of such information or material.

                1.17 "COLLABORATION EPOCH PROBE" shall mean an Epoch Probe selected pursuant to Section 4 hereof for further pre-clinical and clinical development and commercialization for use in the Field.

                1.18 "JOINT COLLABORATION PATENTS" shall mean all foreign and domestic patents (including substitutions, extensions, reissues, renewals and inventors certificates relating thereto) that issue from patent applications including provisionals, divisionals, continuations and continuations-in-part of such applications that claim inventions in the Joint Collaboration Know-How and that are filed by or on behalf of one or both of the parties hereto.

                1.19 "JOINT COLLABORATION TECHNOLOGY" shall mean the Joint Collaboration Patents and the Joint Collaboration Know-How.

                1.20 "COLLABORATION SPECIALTY LABORATORIES PRODUCT" shall mean any Specialty Laboratories TaqMan Assay incorporating any (i) Pre-Collaboration Epoch Technology, (ii) Collaboration Epoch Technology, (iii) Collaboration Specialty Laboratories Technology exclusively licensed to Epoch pursuant to Section 6(b)(ii) or (iv) Joint Collaboration Technology, in the Field by Specialty Laboratories, its Affiliates or its sublicensees; including all formulations, line extensions and modes of administration thereof.

                1.21 "CONFIDENTIAL INFORMATION" shall mean all information, inventions, know-how or data disclosed by a party to the other pursuant to this Agreement including, without limitation, manufacturing, marketing, financial, personnel, scientific and other business information and plans, and the material terms of this Agreement, whether in oral, written, graphic or electronic form.

                1.22 "FIELD" shall mean the detection of human leukemias utilizing TaqMan Assays, solely at the Specialty Laboratories facility located at 2211 Michigan Avenue, Santa Monica, CA, provided however, that this Agreement may be amended to include other fields of study by mutual agreement of the parties hereto.

                1.23 "NET SALES" shall mean, the amount invoiced by Specialty Laboratories, their Affiliates or sub-licensees to Third Parties for the TaqMan Assay utilizing Collaboration Epoch Probes or for any Collaboration Specialty Laboratories Product (i) less cash discounts and/or quantity discounts allowed,
(ii) less sales and use taxes, duties or other government tariffs and other similar taxes incurred and government mandated rebates, (iii) less accruals for estimated contract rebates, bid rebates, Medicaid rebates and any other similar rebates as Specialty Laboratories may be required to pay from time to time, and [***]*. All of the foregoing shall be determined in accordance with standard accounting methods.

                1.24 "REGULATORY APPROVAL" shall mean any and all approvals (including price and reimbursement approvals), licenses, registrations, or authorizations of the United States or European Union or any country, federal, state or local regulatory agency, department, bureau or other government entity that is necessary for the manufacture, use, storage, import, transport and/or sale of an Collaboration Specialty Laboratories Product in such jurisdiction.

                1.25 "EPOCH PROBES" means locus-specific oligonucleotide probes incorporating Pre-Collaboration Epoch Technology, Collaboration Epoch Technology or Joint Collaboration Technology, used to perform the TaqMan Assay.

                1.26 "RESEARCH PLAN" shall mean the plan for conducting the research under the Collaboration, as amended from time to time by the parties. The initial Research Plan shall be developed and agreed upon by the parties hereto within ninety (90) days of the Effective Date and attached to this Agreement as EXHIBIT A. Any amendments or revisions to the Research Plan shall be in writing and shall require unanimous approval of the parties.

                1.27 "RESEARCH PROGRAM" shall mean a collaborative research program in the Field under this Agreement with the goal of designating approximately [***]* Effective Epoch Probes as Collaboration Epoch Probes for development and commercialization in the Field.

                1.28 "RESEARCH TERM" shall mean one (1) year following the Effective Date and one additional one (1) year renewal period upon written notice from Specialty Laboratories no less than one (1) month prior to the anniversary of the Effective Date. The Research Term may be further extended upon terms to be agreed upon by the parties in good faith negotiations.

                1.29 "ROYALTY TERM" shall mean, in the case of each Collaboration Specialty Laboratories Product, the period of time commencing on the date hereof and ending upon the later of (a) ten (10) years from the date hereof, or (b) the expiration of the last to expire Valid Claim covering such Collaboration Specialty Laboratories Product in such country.

                1.30 "TaqMan Assays" shall mean the real time nucleic acid detection method involving polymerase chain reaction technology and 5' exonuclease activity of Taq polymerase.

                1.31 "TERM OF THE AGREEMENT" shall have the meaning ascribed in Section 12.1.

                1.32 "THIRD PARTY" shall mean any entity other than Specialty Laboratories or Epoch or an Affiliate of Specialty Laboratories or Epoch.


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                                       5

                1.33 "VALID CLAIM" shall mean a claim of an unexpired patent included within the patent rights licensed hereunder, which has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction and which has not been admitted to be invalid or unenforceable through reexamination, reissue or disclaimer or otherwise.

        2. SCOPE OF COLLABORATION; DEVELOPMENT RESPONSIBILITIES; EXCLUSIVITY AND GOVERNANCE.

                2.1 SCOPE OF COLLABORATION. The parties hereby agree to establish and conduct, during the Research Term, a collaborative research program in accordance with the Research Plan and the terms of this Agreement. The initial Research Plan shall be developed and agreed upon by the parties hereto within ninety (90) days of the Effective Date and attached to this Agreement as EXHIBIT A. Pursuant to the Collaboration, the parties will collaborate in developing and identifying Effective Epoch Probes with the goal of developing approximately [***]* Epoch Probes for [***]* TaqMan Assays for various human leukemias. The parties agree to cooperate and exchange research information on a reasonable basis in furtherance of the Research Plan.

                2.2 DEVELOPMENT RESPONSIBILITIES. Epoch will be responsible for providing Epoch Probes to Specialty Laboratories. Specialty Laboratories will be responsible for the preclinical development of Collaboration Epoch Probes in the Field.

        3.      TECHNOLOGY TRANSFER AND IDENTIFICATION OF EFFECTIVE EPOCH
PROBES.

                3.1 TRANSFER OF EPOCH TECHNOLOGY. Commencing promptly after the Effective Date and from time to time thereafter, Epoch will disclose to Specialty Laboratories all of the Pre- Collaboration Epoch Know-How, Collaboration Epoch Know-How and Joint Collaboration Know-How as is reasonably necessary to enable Specialty Laboratories to perform its Collaboration activities hereunder in accordance with the Research Plan and otherwise to exercise fully the licenses granted to Specialty Laboratories hereunder. During the Term of the Agreement, Epoch will provide Specialty Laboratories with reasonable technical assistance relating to the use of such Pre- Collaboration Epoch Know-How, Collaboration Epoch Know-How and Joint Collaboration Know-How and the practice of such Pre-Collaboration Epoch Patents, Collaboration Epoch Patents and Joint Collaboration Patents in the Field solely to the extent permitted under the licenses granted to Specialty Laboratories herein. In the event that Epoch provides any materials to Specialty Laboratories pursuant to the Research Plan, the parties will enter into a Materials Transfer Agreement in the form attached hereto as EXHIBIT C with respect to such materials.

                3.2 TRANSFER OF COLLABORATION SPECIALTY LABORATORIES KNOW-HOW. Commencing promptly after the Effective Date and from time to time thereafter, Specialty Laboratories shall disclose to Epoch all of the Pre-Collaboration Specialty Laboratories Know-How, Collaboration Specialty Laboratories Know-How and Joint Collaboration Know-How as is reasonably necessary to enable Epoch to perform its Collaboration activities hereunder in accordance with the Research Plan and otherwise to exercise fully the licenses granted to Epoch hereunder. During the Term of the Agreement, Specialty Laboratories will provide Epoch with reasonable technical assistance relating to the use of such Pre- Collaboration Specialty Laboratories Know-How, Collaboration Specialty Laboratories Know-How and Joint Collaboration Know-How and the practice of the Pre-Collaboration Specialty Laboratories Patents, Collaboration Specialty Laboratories Patents and Joint


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                                       6

Collaboration Patents solely to the extent permitted under the licenses granted to Epoch herein. In the event that Specialty Laboratories provides any materials to Epoch pursuant to the Research Plan, the parties will enter into a Materials Transfer Agreement in the form attached hereto as EXHIBIT C with respect to such materials.

                3.3 IDENTIFICATION OF EFFECTIVE EPOCH PROBES. During the Research Term, the parties shall collaborate in accordance with the Research Plan to perform research to identify Effective Epoch Probes with the potential to become Collaboration Epoch Probes.

        4. EPOCH PROBE TESTING AND SELECTION. Epoch and Specialty Laboratories shall jointly select Epoch Probes for use in the Collaboration as set forth in the Research Plan. The parties shall consult each other from time to time as reasonably necessary to provide progress reports as to the Collaboration and the status of the Research Plan.

        5. PRODUCT DEVELOPMENT MANUFACTURING AND SUPPLY. Epoch shall be responsible for providing, at Specialty Laboratories' expense, the supply of all Epoch Probes in connection with the Research Plan.

        6.      LICENSE GRANTS.

                6.1     LICENSE GRANTS FOR COLLABORATIVE RESEARCH.

                        (a)     GRANT BY EPOCH.

                                (i)     Solely during the Research Term, with
respect to Collaboration Epoch Probes, Epoch grants to Specialty Laboratories a non-exclusive license in the Pre-Collaboration Epoch Technology, Collaboration Epoch Technology and Joint Collaboration Technology to use such technology solely to the extent necessary or appropriate to carry out Specialty Laboratories' research and development responsibilities under the Collaboration in the Field.

                                (ii)    Solely during the Royalty Term, Epoch
grants to Specialty Laboratories a commercial license, subject to the royalty payments set forth in Section 7.1, granting Specialty Laboratories rights to use the (w) Pre-Collaboration Epoch Technology, (x) Collaboration Epoch Technology,
(y) Collaboration Specialty Laboratories Technology exclusively licensed to Epoch pursuant to Section 6(b)(ii) and (z) Joint Collaboration Technology (including the Joint Collaboration Technology exclusively licensed to Epoch pursuant to Section 6(b)(i)), to produce distribute and sell the Collaboration Specialty Laboratories Products (the "Commercial License"). For a period of one
(1) year from the date that products covered by such Commercial License are commercialized by Specialty Laboratories and offered for sale (the "Exclusivity Period"), such Commercial License shall be exclusive to Specialty Laboratories (except with respect to Epoch), provided, however, that Specialty Laboratories shall be obligated to effect such commercialization within [***]* of such time that any product covered under such Commercial License is deemed an Effective Epoch Probe by the parties in good faith, or else there shall be no Exclusivity Period. For an additional [***]* following the end of the Exclusivity Period, if Epoch elects to license or sell a product to a third party that is identical to any Collaboration Specialty Laboratories Product sold by


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                                       7

Specialty Laboratories pursuant to this Commercial License (an "Epoch Commercial Product"), [***]*.

                                (iii)   Epoch grants to Specialty Laboratories a
perpetual, non- exclusive, royalty-free license to use the Joint Collaboration Technology exclusively licensed to Epoch pursuant to Section 6(b)(i), and a perpetual, non-exclusive, royalty-free license to use the Collaboration Specialty Laboratories Technology exclusively licensed to Epoch pursuant to
Section 6(b)(ii).

                        (b)     GRANT BY SPECIALTY LABORATORIES.

                                (i)     Specialty Laboratories grants to Epoch a
perpetual, exclusive, worldwide, royalty-free license to use the Joint Collaboration Technology.

                                (ii)    At Epoch's option, Specialty
Laboratories shall grant Epoch an exclusive royalty-bearing license in the Collaboration Specialty Laboratories Technology, on reasonable terms mutually agreeable to both parties.

        7.      FEES AND PAYMENTS.

                7.1 RESEARCH ROYALTIES. During the Research Term, Specialty Laboratories agrees to pay Epoch, on a quarterly basis, payable no later than the fifth business day of the quarter, [***]* for each Epoch Probe used in a TaqMan Assay on successful demonstration of assay performance and transfer of no less than [***]* of the Epoch Probe to Specialty Laboratories.

                7.2 ROYALTIES ON COLLABORATION SPECIALTY LABORATORIES RODUCTS. Specialty Laboratories shall pay to Epoch [***]* of Net Sales.

        8.      PAYMENTS; RECORDS; AUDITS.

                8.1 PAYMENT; REPORTS. Royalty payments and reports for the sale of Collaboration Specialty Laboratories Products shall be calculated and reported for each calendar quarter. All royalty payments due to a party under this Agreement shall be paid within forty-five (45) days of the end of each calendar quarter. Each payment of royalties shall be accompanied by a report of Net Sales of Collaboration Specialty Laboratories Products and third party PCR royalties, in sufficient detail to permit confirmation of the accuracy of the royalty payment made, including, without limitation, the number of each Collaboration Specialty Laboratories Product sold, the gross sales and Net Sales of each Collaboration Specialty Laboratories Product, the royalties, if any, in U.S. dollars, payable, and any other information necessary to determine the appropriate amount of royalties due.

                8.2 EXCHANGE RATE; MANNER AND PLACE OF PAYMENT. All payments hereunder shall be payable in U.S. dollars. With respect to each quarter, for countries other than the United States, whenever conversion of payments from any foreign currency shall be required, such conversion shall be calculated using the same exchange rate(s) that the payor uses for its own U.S. dollar financial statement reporting purposes prepared in accordance with GAAP. All payments owed under this


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                                       8

Agreement shall be made by wire transfer to a bank and account designated in writing by the payee, unless otherwise specified by such payee.

                8.3 LATE PAYMENTS. In the event that any payment, including royalty, milestone and research payments, due hereunder is not made within fifteen (15) days of the date due, the payment shall accrue interest from the date due at the rate of 1.5% per month; provided, however, that in no event shall such rate exceed the maximum legal annual interest rate. The payment of such interest shall not limit a party from exercising any other rights it may have as a consequence of the lateness of any payment.

                8.4 RECORDS AND AUDITS. During the Royalty Term and for a period of three (3) years thereafter, Specialty Laboratories shall keep complete and accurate records pertaining to the development and sale or other disposition of Collaboration Specialty Laboratories Products, in sufficient detail to permit Epoch to confirm the accuracy of all payments due hereunder. Epoch shall have the right to cause an independent, certified public accountant reasonably acceptable to the other to audit such records to confirm Net Sales and royalty and other payments for a period covering not more than the preceding three (3) years. Such audits may be exercised during normal business hours once a year upon at least thirty (30) working days' prior written notice to Specialty Laboratories. Prompt adjustments shall be made by the parties to reflect the results of such audit. Epoch shall bear the full cost of such audit unless such audit discloses an underpayment of more than five percent (5%) from the amount of royalties or other payments due under this Agreement. In such case, Specialty Laboratories shall bear the full cost of such audit.

                8.5 WITHHOLDING OF TAXES. Any withholding of taxes levied by tax authorities outside the United States on the payments hereunder shall be borne by party receiving such payment and deducted by the party making such payment from the sums otherwise payable by it hereunder for payment to the proper tax authorities. The parties agrees to cooperate with each other, in the event a party claims exemption from such withholding or seeks deductions under any double taxation or other similar treaty or agreement from time to time in force, such cooperation to consist of providing receipts of payment of such withheld tax or other documents reasonably available.

                8.6 EXCHANGE AND ROYALTY RATE CONTROLS. If at any time legal restrictions prevent the prompt remittance of part or all royalties with respect to any country where any Collaboration Specialty Laboratories Product is sold, payment shall be made through such lawful means or methods as the party making such payment may determine. When in any country the law or regulations prohibit both the transmittal and deposit of royalties on sales in such a country, royalty payments shall be suspended for as long as such prohibition is in effect, and as soon as such prohibition ceases to be in effect, all royalties that would have been obligated to be transmitted or deposited, but for the prohibition, shall forthwith be deposited or transmitted promptly to the extent allowable, as the case may be. If any royalty rate specified in this Agreement should exceed the permissible rate established in any country, the royalty rate for sales in such country shall be adjusted to the highest legally permissible or government-approved rate.

        9.      INTELLECTUAL PROPERTY.

                9.1 OWNERSHIP OF TECHNOLOGY. Inventorship with respect to inventions made pursuant to work carried out under the Collaboration shall be determined in accordance with United States rules of inventorship. Except as provided below, each party shall own solely all inventions made solely by its employees and agents, and the parties shall own jointly all inventions jointly made hereunder. Notwithstanding the foregoing, Epoch shall own all Pre-Collaboration Epoch Technology and all Collaboration Epoch Technology and Specialty Laboratories shall own all Pre- Collaboration Specialty Laboratories Technology and Collaboration Specialty Laboratories Technology.

                9.2 PATENT PROSECUTION. Epoch shall be responsible, at its option, for the filing, prosecution and maintenance of all patent applications and patents covering any inventions owned jointly by Specialty Laboratories and Epoch under Section 9 that are useful solely for purposes of this Agreement. Epoch shall be responsible for the filing, prosecution and maintenance of all
(i) Joint Collaboration Patents, (ii) Collaboration Specialty Laboratories Patents covering technology licensed under Section 6.1(b)(ii) hereto, and (iii) Collaboration Epoch Patents. [***]* Each party shall consider in good faith the requests and suggestions of the other party with respect to strategies for filing and prosecuting such patent applications. Each party shall keep the other party informed of progress with regard to the filing, prosecution and maintenance of patent applications and patents subject to this Section 9.2. In the event a party is responsible for the filing, prosecution and maintenance of patent applications or patents hereunder, and elects not to do so, it shall inform the other party at least sixty (60) days before any relevant deadline for filing or other action, and such other party shall then have the right to file, prosecute and maintain such patent applications and patents, in which case the party declining to continue such activities shall assign all rights in such patent applications and patents to the other party.

                9.3 COOPERATION OF THE PARTIES. Each party agrees to cooperate fully in the preparation, filing, and prosecution of any patent rights under this Agreement. Such cooperation includes, but is not limited to:

                        (a) executing all papers and instruments, or requiring its employees or agents, to execute such papers and instruments, so as to effectuate the ownership of patent rights set forth in Section 9.1 above and to enable the other party to apply for and to prosecute patent applications in any country; and

                        (b) promptly informing the other party of any matters coming to such party's attention that may affect the preparation, filing, or prosecution of any such patent applications.

                9.4 INFRINGEMENT BY THIRD PARTIES. Epoch and Specialty Laboratories shall promptly notify the other in writing of any alleged or threatened infringement of any patent included in the Pre-Collaboration Specialty Laboratories Patents, Collaboration Specialty Laboratories Patents, Pre-Collaboration Epoch Patents, Collaboration Epoch Patents or Joint Collaboration Patents of which they become aware. Both parties shall use their best efforts in cooperating with each other to terminate such infringement without litigation. Specialty Laboratories shall have the first right to bring and control any action or proceeding with respect to infringement of a patent included in the (i) Pre-Collaboration Specialty Laboratories Patents and (ii) Collaboration Specialty Laboratories Patents covering technology not licensed to Epoch pursuant to Section 6.1(b)(ii) hereto, useful solely in the Field, at its own expense and by counsel of its own choice. Epoch shall have the first right to bring and control any action or proceeding with respect to infringements of a patent in the (w) Pre-Collaboration Epoch Patents, (x) Collaboration Epoch Patents, (y) Collaboration Specialty Laboratories Patents covering technology licensed to Epoch pursuant to Section 6.1(b)(ii), or (z)


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

Joint Collaboration Patents, at its own expense and by counsel of its own choice, and Specialty Laboratories shall have the right, at its own expense, to be represented in any action involving any patent covering inventions owned jointly by the parties by counsel of its own choice. If either party fails to bring an action or proceeding with respect to a patent covering inventions licensed hereunder within: (a) sixty (60) days following the notice of alleged infringement or (b) ten (10) days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, the other party shall have the right to bring and control any such action at its own expense and by counsel of its own choice, and party initially declining to bring such action shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. In the event a party brings an infringement action, the other party shall cooperate fully, including if required to bring such action, the furnishing of a power of attorney. Neither party shall have the right to settle any patent infringement litigation under this Section 9.4 in a manner that diminishes the rights or interests of the other party without the consent of such other party. Except as otherwise agreed to by the parties as part of a cost sharing arrangement, any recovery realized as a result of such litigation, after reimbursement of any litigation expenses of Specialty Laboratories and Epoch, shall belong to the party who brought the action.

                9.5 INFRINGEMENT OF THIRD PARTY RIGHTS. Each party shall promptly notify the other in writing of any allegation by a Third Party that the activity of either of the parties hereunder infringes or may infringe the intellectual property rights of such Third Party.

        Specialty Laboratories shall have the first right to control any defense of any such claim involving alleged infringement of Third Party rights by Specialty Laboratories' activities under this Agreement at its own expense and by counsel of its own choice, and Epoch shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. If Specialty Laboratories fails to proceed in a timely fashion with regard to such defense, Epoch shall have the right to control any such defense of such claim at its own expense and by counsel of its own choice, and Specialty Laboratories shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.

        Epoch shall have the first right to control any defense of any such claim involving alleged infringement of Third Party rights by Epoch's activities under this Agreement at its own expense and by counsel of its own choice, and Specialty Laboratories shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. If Epoch fails to proceed in a timely fashion with regard to such defense, Specialty Laboratories shall have the right to control any such defense of such claim at its own expense and by counsel of its own choice, and Epoch shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.

        Neither party shall have the right to settle any patent infringement litigation under this Section 9.5 in a manner that diminishes the rights or interests of the other party without the consent of such party.

                9.6 TRADEMARKS. Specialty Laboratories and Epoch shall each obtain, own and enforce its own trademarks with respect to Collaboration Specialty Laboratories Products or Epoch products that each commercializes hereunder.

                9.7 PATENT LABELING. Specialty Laboratories shall mark all Collaboration Specialty Laboratories Products or their containers that are manufactured used or sold under the terms of this Agreement in accordance with the appropriate patent markings laws.

        10.     REPRESENTATIONS AND WARRANTIES.

                10.1 REPRESENTATIONS AND WARRANTIES. Each party represents to the other that:

                        (a) The Epoch Probes are provided to Specialty Laboratories for internal evaluation purposes only and will be used only by Specialty Laboratories in its laboratories, and will not be transferred, distributed or released to any third party. Specialty Laboratories will follow all applicable governmental regulations and guidelines in the handling and use of the Epoch Probes.

                        (b) The Epoch Probes provided to Specialty Laboratories hereunder will not be used for testing in, treatment of, or diagnosis of humans unless and until Specialty receives all necessary governmental and regulatory approvals. Obtaining such approvals shall be the sole responsibility of Specialty Laboratories. In the event Specialty Laboratories obtains any such approvals it shall provide to Epoch all information and documentation thereto and permit Epoch to use such information and documentation to obtain for itself or its licensees or customers approvals to use the such Epoch Probes outside the Field. Specialty Laboratories shall also grant Epoch a right of reference to Specialty Laboratories' regulatory filings for such purpose.

                        (c) CORPORATE POWER. It is duly organized and validly existing under the laws of its state of incorporation or formation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

                        (d) DUE AUTHORIZATION. It is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action.

                        (e) BINDING AGREEMENT. This Agreement is legally binding upon it, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

                        (f) GRANT OF RIGHTS; MAINTENANCE OF AGREEMENTS. It has not, and will not during the term of this Agreement, grant any right to any third party that would conflict with the rights granted to the other party hereunder. It has (or will have at the time performance is due) maintained and will maintain and keep in full force and effect all agreements (including license agreements) and filings (including patent filings) necessary to perform its obligations hereunder.

                        (g) VALIDITY. It is aware of no action, suit or inquiry or investigation instituted by or before any court or governmental agency that questions or threatens the validity of this Agreement or of any Collaboration Specialty Laboratories Patents and Collaboration Epoch Patents.

                10.2 EPOCH REPRESENTATIONS AND WARRANTIES. Epoch represents and warrants that:

                        (a) it is the sole and exclusive owner of the Pre-Collaboration Epoch Technology and has sufficient rights and power to grant the licenses to Specialty Laboratories which it purports to grant herein;

                        (b) the Pre-Collaboration Epoch Technology are free of any encumbrances, liens, licenses, judgments and/or security interests that would affect the exercise by Specialty Laboratories of its rights in the Field; and

                        (c) it has no knowledge of any outstanding and unresolved claim or accusation that any products manufactured, used or sold by Epoch and licensed hereunder or any methods or process practiced by Epoch infringes or may infringe any third party patent(s) or other intellectual property rights.

                10.3 SPECIALTY LABORATORIES REPRESENTATIONS AND WARRANTIES. Specialty Laboratories represents and warrants that:

                        (a) it owns the Pre-Collaboration Specialty Laboratories Technology and has sufficient rights and power to grant the licenses to Epoch which it purports to grant herein;

                        (b) it has no knowledge of any outstanding and unresolved claim or accusation that any methods or process practiced by Specialty Laboratories as part of the Specialty Laboratories Technology infringes or may infringe any third party patent(s) or other intellectual property rights; and

                        (c) it has obtained a valid license to use PCR technology and perform TaqMan Assays in the Field without infringing any intellectual property rights or other proprietary rights of any third party.

                10.4 DISCLAIMER CONCERNING TECHNOLOGY. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, THE TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHTS PROVIDED BY EACH PARTY HEREUNDER IS PROVIDED "AS IS" AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO. Without limiting the generality of the foregoing, each party expressly does not warrant (a) the success of any study or test commenced under the Collaboration or (b) the safety or usefulness for any purpose of the technology it provides hereunder.

        It is understood that any Epoch Probes provided hereunder are experimental in nature. EPOCH DOES NOT MAKE ANY REPRESENTATIONS OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY REPRESENTATION WITH RESPECT TO SAFETY, EFFICACY, MERCHANTABILITY, FITNESS FOR ANY PURPOSE OR NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS, WITH RESPECT TO THE PRODUCT OR INFORMATION PROVIDED HEREUNDER.

        11.     CONFIDENTIALITY; PUBLICATION.

                11.1 CONFIDENTIALITY. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the parties, the parties agree that, during the Royalty Term and for five (5) years thereafter, the receiving party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement any

Confidential Information furnished to it by the other party pursuant to this Agreement. Each party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Each party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that its employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the Confidential Information. Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information.

                11.2 EXCEPTIONS. Confidential Information shall not include any information which the receiving party can prove by competent evidence:

                        (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available;

                        (b) is known by the receiving party at the time of receiving such information, as evidenced by its records;

                        (c) is hereafter furnished to the receiving party by a Third Party, as a matter of right and without restriction on disclosure;

                        (d) is independently developed by the receiving party without the aid, application or use of Confidential Information of the disclosing party; or

                        (e) is the subject of a written permission to disclose provided by the disclosing party.

                11.3 TERMS OF AGREEMENT. The parties agree that this Agreement and the terms hereof will be considered Confidential Information of both parties. Notwithstanding the foregoing, either party may disclose such terms as are required to be disclosed under strictures of confidentiality to bona fide potential sublicensees or for fund raising efforts to investors and potential investors or as otherwise required pursuant to applicable law.

                11.4 AUTHORIZED DISCLOSURE. Each party may disclose Confidential Information belonging to the other party to the extent such disclosure is reasonably necessary in the following instances:

                        (a) filing or prosecuting patents relating to the Collaboration;

                        (b)     regulatory filings;

                        (c)     prosecuting or defending litigation;

                        (d) complying with applicable court orders or governmental regulations;

                        (e) conducting pre-clinical or clinical trials of Collaboration Epoch Probes; and

                        (f) disclosure to Affiliates, sublicensees, employees, consultants, agents or other Third

Parties in connection with due diligence or similar investigations by such Third Parties, in each case who agree to be bound by similar terms of confidentiality and non-use at least equivalent in scope to those set forth in this Article 11.

        Notwithstanding the foregoing, in the event a party is required to make a disclosure of the other party's Confidential Information pursuant to this
Section 11.4, it will seek to secure confidential treatment of such information at least as diligently as such party would use to protect its own confidential information. The parties will consult with each other on the provisions of this Agreement to be redacted in any filings made by the parties with the Securities and Exchange Commission or as otherwise required by law.

                11.5 PUBLICATIONS. Each party to this Agreement recognizes that the publication of papers regarding results of and other information regarding the Collaboration, including oral presentations and abstracts, may be beneficial to both parties provided such publications are subject to reasonable controls to protect Confidential Information. Accordingly, the each party shall have the right to review and approve any paper proposed for publication by the other party, including oral presentations and abstracts, which utilizes data generated from the Collaboration and/or includes Confidential Information of the other party. Before any such paper is submitted for publication, the party proposing publication shall deliver a complete copy to the other party at least forty-five (45) days prior to submitting the paper to a publisher. Such other party shall review any such paper and give its comments to the publishing party within thirty (30) days of its receipt of such paper. With respect to oral presentation materials and abstracts, the reviewing party shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to the publishing party with appropriate comments, if any, but in no event later than thirty (30) days from the date of receipt by the reviewing party. The publishing party shall comply with the reviewing party's request to delete references to the other party's Confidential Information in any such paper and agrees to withhold publication of same for an additional ninety (90) days in order to permit the parties to obtain patent protection, if either of the parties deems it necessary, in accordance with the terms of this Agreement.

        12.     TERM AND TERMINATION.

                12.1 TERM OF THE AGREEMENT. The term of the collaborative activities of the parties pursuant to the Collaboration shall commence on the Effective Date and continue until expiration of the Research Term, unless earlier terminated pursuant to Section 12.2, 12.3 or 12.4, or extended by mutual agreement of the parties. The term of this Agreement (the "Term of the Agreement") shall commence on the Effective Date and continue until six (6) months after the expiration of the last Royalty Term for any Collaboration Specialty Laboratories Product or Epoch Product, unless earlier terminated pursuant to Section 12.2, 12.3 or 12.4 or extended upon terms mutually agreeable to both parties.

                12.2 TERMINATION BY MUTUAL AGREEMENT. The parties may at any time terminate this Agreement by written agreement executed by both Specialty Laboratories and Epoch.

                12.3 TERMINATION BY SPECIALTY LABORATORIES. Specialty Laboratories may terminate this Agreement by giving ninety (90) days prior written notice to Epoch, but in no event may Specialty Laboratories terminate this Agreement pursuant to this Section 12.3 prior to the first anniversary of the Effective Date hereof.

                12.4 TERMINATION FOR CAUSE. Each party shall have the right to terminate this Agreement upon sixty (60) days' prior written notice to the other upon the occurrence of any of the following:

                        (a) Upon or after the bankruptcy, insolvency, dissolution or winding up of the other party (other than a dissolution or winding up for the purpose of reconstruction or amalgamation); or

                        (b) Upon or after the breach of any material provision of this Agreement by the other party if the breaching party has not cured such breach within the sixty (60) day period following written notice of termination by the non-breaching party.

        All licenses granted to the non-breaching party under Sections 6.1 and
6.2 of this Agreement shall survive such termination for so long as such non-breaching party is not in breach of its obligations to the other party under this Agreement.

                12.5    ACCRUED RIGHTS, SURVIVING OBLIGATIONS.

                        (a) Expiration or termination of this Agreement shall not affect any rights or obligations of either party accruing prior to such expiration or termination. The terms of this Section 12.5 and Sections 6.1(b), 8, 9.1, 9.3, 10, 11.1, 11.2, 11.3, 11.4, 12.4, 13, 14 and 15 of this
Agreement shall survive expiration or termination of this Agreement. Promptly after termination of this Agreement each party (other than a non-breaching party that retains a license as described in Section 12.4) shall return or dispose of any technology or know-how of the other in the accordance with the instructions of the other, including without limitation any assays or other biological or chemical materials.

        13.     INDEMNITY.

                13.1 INDEMNIFICATION. Each party hereby agrees to save, defend and hold the other party and its directors, officers, employees, and agents harmless from and against any and all claims, suits, actions, demands, liabilities, expenses and/or loss, including reasonable legal expense and attorneys' fees (collectively, "Claims") for damage to persons or property resulting directly or indirectly from actions in connection with the Collaboration by the indemnifying party, its Affiliates, agents or sublicensees, but only to the extent such Claims result from the gross negligence or willful misconduct of the indemnifying party or its Affiliates, agents or sublicensees and do not result from the negligence of the party seeking indemnification.

                13.2 CONTROL OF DEFENSE. Any entity entitled to indemnification under this Section 13 shall give notice to the indemnifying party of any Claims that may be subject to indemnification, promptly after learning of such Claim, and the indemnifying party shall assume the defense of such Claims with counsel reasonably satisfactory to the indemnified party. If such defense is assumed by the indemnifying party with counsel so selected, the indemnifying party will not be subject to any liability for any settlement of such Claims made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed), and will not be obligated to pay the fees and expenses of any separate counsel retained by the indemnified party with respect to such Claims.

                13.3 INSURANCE. Specialty Laboratories, at its own expense, shall maintain product liability insurance (or self-insure) in amounts consistent with industry standards for other such clinical laboratories during the Term of the Agreement and shall name Epoch as an additional insured with respect to such insurance. Specialty Laboratories shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage.

        14.     GOVERNING LAW; DISPUTE RESOLUTION.

                14.1 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Washington as such laws are applied to contracts entered into or to be performed entirely within such state.

                14.2 LEGAL COMPLIANCE. Within thirty (30) days of the date hereof, the parties shall review in good faith and cooperate in taking such actions to ensure compliance of this Agreement with all applicable laws.

                14.3 DISPUTE RESOLUTION. Except as provided in Section 2.6, and except with respect to matters pertaining to injunctive relief, in the event of any dispute, the parties shall refer such dispute to the Chief Executive Officer of Epoch and the President, Research and Development of Specialty Laboratories for attempted resolution by good faith negotiations within sixty
(60) days after such referral is made. During such period of good faith negotiations, any applicable time periods under this Agreement shall be tolled. In the event such executives are unable to resolve such dispute within such sixty (60) day period, the parties shall submit their dispute to binding arbitration administered by the American Arbitration Association ("AAA") located in Seattle, Washington, such arbitration to be conducted pursuant to the AAA procedure rules for commercial disputes then in effect. The award of the arbitrator shall include an award of reasonable attorneys' fees and costs to the prevailing party.

                14.4    JURISDICTION AND VENUE. Except as provided in Section
2.7 or 14.3 above, any claim or controversy arising out of or related to this Agreement or any breach hereof (including claims for injunctive relief) shall be adjudicated in the state and federal courts in Seattle, Washington having jurisdiction over disputes arising in the State of Washington, and the parties hereby consent to the jurisdiction and venue of such courts.

        15.     GENERAL PROVISIONS.

                15.1 NOTICES. All notices required or permitted to be given under this Agreement shall be in writing and shall be mailed by registered or certified mail, Federal Express or other nationally recognized overnight delivery service, addressed to the signatory to whom such notice is required or permitted to be given and transmitted by facsimile to the number indicated below. All notices shall be deemed to have been given when mailed, as evidenced by the postmark at the point of mailing, or faxed.

        All notices to Specialty Laboratories
        shall be addressed as follows:           James B. Peter, M..D., Ph.D.
                                                 Chairman and CEO
                                                 2211 Michigan Avenue
                                                 Santa Monica, CA 90404
        with a copy to:                          Meeta Patnaik, M.D.
                                                 Director, Special Research
                                                   Projects
                                                 2211 Michigan Avenue
                                                 Santa Monica, CA 90404


        All notices to Epoch shall be
        addressed to:                            William G. Gerber, M.D.
                                                 Chief Executive Officer
                                                 12277 134th Court N.E., #110
                                                 Redmond, WA 98052

         with a copy to:                         Sanford S. Zweifach
                                                 President and Chief Financial
                                                   Officer
                                                 750 Battery Street, Suite 600
                                                 San Francisco, CA 94111

Any party may, by written notice to the other, designate a new address or fax number to which notices to the party giving the notice shall thereafter be mailed or fixed.

                15.2 FORCE MAJEURE. No party shall be liable for any delay or failure of performance (other than payment obligations) to the extent such delay or failure is caused by circumstances beyond its reasonable control and that by the exercise of due diligence it is unable to prevent, provided that the party claiming excuse uses its best efforts to overcome the same.

                15.3 ENTIRETY OF AGREEMENT. This Agreement embodies the entire, final and complete agreement and understanding between the parties and replaces and supersedes all prior discussions and agreements between them with respect to its subject matter, except for the September 24, 1997 Collaboration Agreement, which shall continue in accordance with its terms, except to the extent specifically modified hereby. No modification or waiver of any terms or conditions hereof shall be effective unless made in writing and signed by a duly authorized officer of each party.

                15.4 NON-WAIVER. The failure of a party in any one or more instances to insist upon strict performance of any of the terms and conditions of this Agreement shall not constitute a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or conditions on any future occasion.

                15.5 DISCLAIMER OF AGENCY. Neither party is, or will be deemed to be, the legal representative or agent of the other, nor shall either party have the right or authority to assume, create, or incur any third party liability or obligation of any kind, express or implied, against or in the name of or on behalf of another except as expressly set forth in this Agreement.

                15.6 SEVERABILITY. If a court of competent jurisdiction declares any provision of this Agreement invalid or unenforceable, or if any government or other agency having jurisdiction over either Epoch or Specialty Laboratories deems any provision to be contrary to any laws, then that provision shall be severed and the remainder of the Agreement shall continue in full force and effect. To the extent possible, the parties shall revise such invalidated provision in a manner that will render such provision valid without impairing the parties' original intent.

                15.7 AFFILIATES; ASSIGNMENT. Except as otherwise provided herein, neither party may assign its rights or delegate its duties under this Agreement without the prior written consent of the other party, not to be unreasonably withheld. Notwithstanding the foregoing, each party may assign this Agreement to any of its Affiliates, to a special purpose corporation or similar entity at least fifty percent (50%) of the outstanding shares of any class or series of stock of which is owned by such party in a manner such that the assignor will remain liable and responsible for the performance and observance of all its duties and obligations hereunder without the consent of the other party. In addition, the consent of the other party will not be required in connection with a merger involving either party or with respect to an assignment of this Agreement in connection with, as the case may be, the acquisition, sale of all or substantially all of the assets of either party, or a change of control or similar transaction. This Agreement shall be binding upon the successors and permitted assigns of the parties. Any attempted delegation or assignment not in accordance with this Section 15.7 shall be of no force or effect.

                15.8 HEADINGS. The headings contained in this Agreement are inserted for reference only and shall not be deemed a part of the text hereof.

                15.9 LIMITATION OF LIABILITY. NO PARTY SHALL BE LIABLE TO ANOTHER FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. Nothing in this Section is intended to limit or restrict the indemnification rights or obligations of any party.

                15.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

                15.11 BANKRUPTCY. All rights and licenses granted under this Agreement will be considered for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(56) of the Bankruptcy Code. The parties agree that a licensee of such rights under this Agreement will retain and may fully exercise all of its rights and elections under the Bankruptcy Code. In the event that a licensor seeks or is involuntarily placed under the protection of the Bankruptcy Code, and the trustee in bankruptcy rejects this Agreement, the licensee hereby elects, pursuant to Section 365(n), to retain all rights granted to it under this Agreement to the extent permitted by the law.

                15.12 PUBLIC DISCLOSURE. Except for such disclosure as is deemed necessary, in the reasonable judgment of a party, to comply with applicable laws or regulations, no public announcement, news release, public statement or publication relating to the existence of this Agreement, or the terms hereof, will be made without the other party's prior written approval, which approval shall not be unreasonably withheld. The parties agree that they will use reasonable efforts to coordinate the initial announcement or press release relating to the existence of this Agreement, so that such initial announcement or press release by each is made contemporaneously.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement.

                              EPOCH PHARMACEUTICALS, INC.
                              (doing business as Epoch Biosciences)


                              By
                                  ----------------------------------------

                              Title        Chief Executive Officer
                                    --------------------------------------


                              SPECIALTY LABORATORIES, INC.


                              By
                                  ----------------------------------------

                              Title
                                    --------------------------------------

                                    EXHIBIT A

                                  RESEARCH PLAN

                                    EXHIBIT B

                            PATENTS AND APPLICATIONS


I.  PRE-COLLABORATION EPOCH PATENTS:

A.  PATENTS

-------------------- ------------------------------------------------------------------------------ ------------------
EPOCH NO.            TITLE                                                                          U.S. PATENT NO.
-------------------- ------------------------------------------------------------------------------ ------------------
114B                 Solid Support for the Synthesis of 3'-Tailed Oligonucleotides                  5,419, 966
-------------------- ------------------------------------------------------------------------------ ------------------
114D                 Trifunctional Intermediates for Preparing 3'-Tailed Oligonucleotides           5,512,667
-------------------- ------------------------------------------------------------------------------ ------------------
116E                 Crosslinking Olgonucleotides                                                   5,824,796
-------------------- ------------------------------------------------------------------------------ ------------------
137                  Covalently Linked Oligonucleotide Minor Groove Binder Conjugates               5,801,155
-------------------- ------------------------------------------------------------------------------ ------------------


B.  ALLOWED APPLICATIONS

-------------------- ------------------------------------------------------------------------------ ------------------
EPOCH NO.            TITLE                                                                          FILING DATE
-------------------- ------------------------------------------------------------------------------ ------------------
137B                 [***]*                                                                         [***]*
-------------------- ------------------------------------------------------------------------------ ------------------
146                  [***]*                                                                         [***]*
-------------------- ------------------------------------------------------------------------------ ------------------


C.    PENDING APPLICATIONS

-------------------- ------------------------------------------------------------------------------ ------------------
EPOCH NO.            TITLE                                                                          FILING DATE
-------------------- ------------------------------------------------------------------------------ ------------------
137A                 [***]*                                                                         [***]*
-------------------- ------------------------------------------------------------------------------ ------------------
137C                 [***]*                                                                         [***]*
-------------------- ------------------------------------------------------------------------------ ------------------
146A                 [***]*                                                                         [***]*
-------------------- ------------------------------------------------------------------------------ ------------------


----------
* PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

B.

PENDING APPLICATIONS (CONT.D)

-------------------- ------------------------------------------------------------------------------ ------------------
148                  [***]*                                                                         [***]*
-------------------- ------------------------------------------------------------------------------ ------------------
150                  [***]*                                                                         [***]*
-------------------- ------------------------------------------------------------------------------ ------------------
151                  [***]*                                                                         [***]*
-------------------- ------------------------------------------------------------------------------ ------------------
153                  [***]*                                                                         [***]*
-------------------- ------------------------------------------------------------------------------ ------------------




II.  PRE-COLLABORATION SPECIALTY LABORATORIES PATENTS


----------
* PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT C

                          MATERIALS TRANSFER AGREEMENT
                           EFFECTIVE DATE: MAY 9, 2000

Epoch Pharmaceuticals, Inc. (doing business as Epoch Biosciences) whose principal offices are located at 12277 134th Court, #110, Redmond, Washington 98052, agrees to provide certain research substances and associated property (hereinafter "MATERIALS", as further described below), under the following conditions:

        1. The parties to this Agreement are: Epoch Pharmaceuticals, Inc. (hereinafter "PROVIDER") and Specialty Laboratories (hereinafter called RECIPIENT).


2.      The MATERIALS that are covered by this Agreement include:

        (a) Nucleic acid sequence detection probes incorporating Minor Groove Bonders (MGBs), modified nucleotides and other Epoch technology for use in specified TaqMan Assays for the detection of human leukemias.

        (b) any confidential disclosure, written, oral or visual, pertaining to the production, purification, or use of said MATERIALS. The MATERIALS are considered proprietary to PROVIDER.

3. RECIPIENT may conduct IN VITRO studies, as appropriate, using MATERIALS that may be provided by PROVIDER, from time to time, under the terms of this Agreement. RECIPIENT shall use the MATERIALS in compliance with all laws and regulations, including but not limited to current EPA, FDA, USDA, and NIH guidelines. The MATERIALS or derivatives thereof are supplied solely for IN VITRO research purposes. THE MATERIALS WILL NOT BE USED IN HUMANS. RECIPIENT will not provide the MATERIALS to third parties, including but not limited to, persons working or consulting for partnerships, joint ventures, or other organizations performing research or intending to perform research or product development in this field. In the event of termination of this Agreement, either upon the expiration of its term or at any time earlier, RECIPIENT shall, upon written request by PROVIDER, return or destroy, at PROVIDER's option, any and all MATERIALS received from PROVIDER in the possession of or under the control of RECIPIENT. RECIPEINT shall provide written confirmation to PROVIDER of such return or destruction.

4. Subject to the terms and conditions herein provided, this Agreement shall commence on the Effective Date of the Collaborative Research, Development and License Agreement simultaneously executed by the Parties, and shall be subject to the termination provisions contained in Section 12 therein. The terms of paragraph 3 as regarding ownership and paragraphs 5, 6, 7, 8, and 9 shall survive termination of this Agreement.

5. PROVIDER's Confidential Information shall include MATERIALS furnished by PROVIDER. The Parties agree to be bound by the confidentiality provisions of
Section 11 of


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

the Collaborative Research, Development and License Agreement simultaneously executed by the Parties.

        6. Inventions shall include all discoveries, concepts and ideas, whether patentable or not, which arise from or are directly related to the MATERIALS and Confidential Information, including but not limited to articles, processes, compounds, methods, formulae, systems and techniques, as well as improvements thereof and relating to the MATERIALS. The Parties agree to be bound by the Intellectual Property provisions of Section 9 of the Collaborative Research, Development and License Agreement simultaneously executed by the Parties.


        7. Each party agrees to indemnify, defend, and hold the other party harmless from and against any loss, claim, damage, or liability of any kind involving an action or inaction of the first party arising out of or in connection with this Agreement.

        8. NEITHER PARTY MAKES ANY WARRANTIES EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER, INCLUDING, WITHOUT LIMITATION, THE RESULTS OF THE RESEARCH OR ANY INVENTIONS OR PRODUCT, TANGIBLE OR INTANGIBLE, CONCEIVED, DISCOVERED, OR DEVELOPED UNDER THIS AGREEMENT; OR THE OWNERSHIP, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE RESEARCH RESULTS OR OF ANY SUCH INVENTION OR PRODUCT. Neither party shall be liable for any direct, consequential, or other damages suffered by the other party or any others resulting from the use of the research results or any such invention or product.

        9. Neither party shall be liable for any failure to perform as required by this Agreement, to the extent such failure to perform is caused by any reason beyond the other party's control, or by reason of any of the following: labor disturbances or disputes of any kind, accidents, failure of any required governmental approval, civil disorders, acts of aggression, acts of God, energy or other conservation measures, failure of utilities, mechanical breakdowns, material shortages, disease, or similar occurrences.

        10. This Agreement shall be governed by the laws of the State of Washington.

        16. This Agreement, except as supplemented or modified in writing between the parties, constitutes the entire agreement between the parties with respect to the terms and scope of this Agreement. Neither party may assign this Agreement without the prior written consent of the other party, such consent not unreasonably withheld. The provisions of this Agreement may not be waived or modified except by a writing signed by the party against whom enforcement is sought. No waiver of breach shall constitute a subsequent waiver of any subsequent breach, and if any provision of this Agreement be invalid, the remaining provisions shall remain enforceable.

PROVIDER:                                RECIPIENT:
EPOCH PHARMACEUTICALS, INC.              SPECIALTY LABORATORIES
(doing business as Epoch                 2211 Michigan Avenue
   Biosciences)                          Santa Monica, CA 90404
12277 134th Court NE, #110
Redmond, Washington 98052


------------------------------------     ------------------------------------
Authorized Signature                     Authorized Signature

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Name                                     Name

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Title                                    Title

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Date                                     Date


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